EXHIBIT (A)(4)

                              ARTICLES OF AMENDMENT
                                        TO
                            ARTICLES OF INCORPORATION
                                        OF
                     PRINCIPAL PRESERVATION PORTFOLIOS, INC.


      Principal Preservation Portfolios, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940, is filing these Articles of Amendment to its Articles of Incorporation for the following purposes:

   1. Pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law, to change the name of the Corporation as designated in Section 2 of the Articles of Incorporation, to North Track Funds, Inc. This amendment was approved by a majority of the entire Board of Directors of the Corporation at a meeting on February 9, 2001, pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

   2. Pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, to change the name of the Dividend Achievers Portfolio, a series of the Corporation, to the Achievers Fund. This amendment was approved by a majority of the entire Board of Directors of the Corporation at a meeting on February 9, 2001, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

   3. Pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, to change the name of each series of Principal Preservation currently containing the word "Portfolio," by replacing the word "Portfolio" with the word "Fund." This amendment was approved by a majority of the entire Board of Directors of the Corporation at a meeting on February 9, 2001, pursuant to Section 2-605(a)(2) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders. By this action, the presently designated series of the Corporation consist of the following:

                  Tax-Exempt Fund
                  S&P 100 Plus Fund
                  PSE Tech 100 Index Fund
                  Government Fund
                  Achievers Fund
                  Select Value Fund
                  Managed Growth Fund
                  Wisconsin Tax-Exempt Fund
                  Cash Reserve Fund
                  Dow Jones U.S. Health Care Plus Fund
                  Dow Jones U.S. Financial Services Plus Fund

  4. Pursuant to Section 2-208 of the Maryland General Corporation Law, and by a majority of the entire Board of Directors at a meeting on February 9, 2001, to establish and designate two new series of its common stock, to be known as the Dow Jones U.S. Health Care Plus Fund and the Dow Jones U.S. Financial Services Plus Fund. In addition, pursuant to
       Section 2-208.1 of the Maryland General Corporation Law, the Corporation increases, from 1 billion to 10 billion, the aggregate number of shares of its authorized stock. This amendment was approved by a majority of the entire Board of Directors of the Corporation at a meeting on February 9, 2001, pursuant to Section 2-105(c) of the Maryland General Corporation Law, and this amendment is limited to a change expressly permitted by Section 2-105(c) of the Maryland General Corporation Law to be made without action by the stockholders. The authorized common stock is to be allocated among all of the Corporation's previously designated series as follows:

               Series                                       No. of Shares
               ------                                       -------------

               Tax-Exempt Fund                               50,000,000
               Government Fund                               50,000,000
               S&P 100 Plus Fund                             50,000,000
               Achievers Fund                                50,000,000
               Select Value Fund                             50,000,000
               PSE Tech 100 Index Fund                      150,000,000
               Managed Growth Fund                           50,000,000
               Dow Jones U.S. Health Care Plus Fund         150,000,000
               Dow Jones U.S. Financial Services Plus Fund  150,000,000
               Cash Reserve Fund                            500,000,000

       The par value of the shares of stock before the increase is $0.001 per share, and shall remain $0.001 per share after the increase. The aggregate par value of all the shares of all classes before the increase is $1,000,000, and after the increase shall be $10,000,000. All of such designated shares have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Section 7.2 of the Corporation's Articles of Incorporation.

                              PRINCIPAL PRESERVATION PORTFOLIOS, INC.


                              By:---------------------------------
                                    Robert J. Tuszynski, President

                              Title:-------------------------------

                              Attest:


                              By:----------------------------------
                                    Kathleen Cain, Secretary

Dated:



STATE OF WISCONSIN  )
                    ) SS
COUNTY OF WASHINGTON)

     On this ------ day of February, 2001, before me, a Notary Public for the State and County set forth above, personally came Robert J. Tuszynski, as President, and Kathleen Cain, as Secretary of Principal Preservation Portfolios, Inc., and in their said capacities each acknowledged the foregoing Articles of Amendment to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

     IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.

                              -----------------------------------------

                              Notary Public
(SEAL)
                              My Commission Expires--------------------